UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2003
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PUROFLOW INCORPORATED
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

0-5622                                      13-1947195
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(Commission File Number)     (I.R.S. Employer I.D. Number)

One Church Street Suite 302 Rockville, MD ----------------------- (Address of Principal Executive Offices)	20850 ----- (Zip Code)

(301) 315-0027
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(Registrant's telephone number; including area code)

Note:

Puroflow Incorporated (" Company") or (" PFLW") is amending its Form 8-K (date of report - July 17, 2003) filed July 29, 2003 to include financial statements of businesses acquired and related pro forma financial information.

ITEM  2.  Acquisition or Disposition of Assets:

            On July 17, 2003, PFLW acquired Southern Maryland Cable, Inc. ("SMC"), by merger of SMC into PFLW's wholly owned subsidiary, PFLW\SMC Acquisition Corp. ("PAC").

SMC provides communications infrastructure installation and utility construction services to commercial customers and agencies of the United States federal government. For the year ended December 31, 2002, SMC had revenues of approximately $8,808,000. The purchase price of approximately $4,000,000 was satisfied in cash of which $260,000 is being held in escrow. PFLW assumed  approximately $971,000 of SMC's debt.  The Company consummated a private placement on April 29, 2003. The proceeds after offering costs were approximately $9.6 million, a portion of which were used to acquire SMC.

ITEM  7.  Financial Statements, Pro Forma Financial Information and Exhibits:

(a)        Financial Statements of Businesses Acquired:

Audited balance sheets of SMC as of December 31, 2002 and 2001 and related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001.

Unaudited  balance sheet of SMC as of June 30, 2003 and related statements of operations, stockholders' equity and cash flows for the six months then ended June 30, 2003 and June 30, 2002.

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Southern Maryland Cable, Inc.
Tracy's Landing, Maryland

We have audited the accompanying balance sheets of Southern Maryland Cable, Inc. (an "S" corporation) as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2002 and 2001 financial statements referred to above present fairly, in all material respects, the financial position of Southern Maryland Cable, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We have reviewed the accompanying balance sheet of Southern Maryland Cable, Inc. (an "S" corporation) as of June 30, 2003, and the related statements of operations and cash flows for the three and six months ended June 30, 2003 and 2002, and the statements of stockholders' equity for the six months ended June 30, 2003 (the "interim financial statements"). These interim financial statements are the responsibility of the management of Southern Maryland Cable, Inc.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants.  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews of the interim financial statements referred to above, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Sturn Wagner Lombardo & Company, LLC
Sturn Wagner Lombardo & Company, LLC
Annapolis, Maryland
June 27, 2003 (except with respect to the
matters discussed in Note 13, as to which
the date is September 11, 2003)

SOUTHERN MARYLAND CABLE, INC.

BALANCE SHEETS

	June 30, 2003	December 31,
	(Unaudited)	2002	2001
ASSETS

CURRENT ASSETS
Cash	$158,481	$428	$26,315
Marketable securities (Note 2)	16,642	14,979	16,168
Accounts receivable (Notes 3 and 7)	1,418,292	1,314,620	1,108,040
Refundable income taxes	195	-	3,134
Costs and estimated earnings in excess of
billings on uncompleted contracts (Note 4)	78,253	484,345	30,148
Due from shareholders (Note 5)	-	-	57,641
Due from affiliates (Note 10)	16,042	70,631	17,062
Prepaid expenses	49,420	74,707	54,838
Other current assets	18,209	1,122	4,632

Total current assets	1,755,534	1,960,832	1,317,978

PROPERTY AND EQUIPMENT, at cost
Trucks and automobiles (Note 7)	2,519,233	2,504,203	2,382,521
Machinery and equipment (Note 7)	2,004,940	2,126,440	1,928,182
Buildings	184,810	179,799	179,364
Furniture and fixtures	129,699	146,938	145,046

	4,838,682	4,957,380	4,635,113
Less accumulated depreciation	3,299,411	3,375,048	2,912,992

	1,539,271	1,582,332	1,722,121

OTHER ASSETS
Security deposits	2,466	1,466	1,483
Loan fees, net of amortization of $3,451, $2,804 and
$1,510 in 2003, 2002 and 2001, respectively	3,019	3,666	4,960

	5,485	5,132	6,443

	$3,300,290	$3,548,296	$3,046,542

	June 30, 2003	December 31,
	(Unaudited)	2002	2001
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term bank borrowings (Note 6)	$-	$150,000	$205,000
Current maturities of long-term debt (Note 7)	429,085	430,915	374,224
Accounts payable	503,674	509,630	117,197
Accrued expenses	154,026	154,261	100,244
Accrued pension contribution (Note 11)	-	-	34,733
Payroll withholdings and other current liabilities	48,930	45,297	47,915
Billings in excess on cost and earnings
on uncompleted contracts (Note 4)	90,096	125,597	3,567
Accrued income taxes payable	150,323	4,805	-
Other current liabilities	-	975	-

Total current liabilities	1,376,134	1,421,480	882,880

LONG-TERM DEBT, net of
current maturities (Note 7)	554,619	685,488	906,976

COMMITMENTS AND CONTINGENCIES (Notes 8, 9 and 11)

STOCKHOLDERS' EQUITY
Common stock, no par value, 100 shares
authorized, 50 shares issued and outstanding	250	250	250
Additional paid-in capital	2,743	2,743	2,743
Retained earnings	1,366,569	1,439,564	1,254,973
Accumulated other comprehensive
loss (Note 2)	(25)	(1,229)	(1,280)

	1,369,537	1,441,328	1,256,686

	$3,300,290	$3,548,296	$3,046,542

The Notes to Financial Statements are an integral part of these statements.

SOUTHERN MARYLAND CABLE, INC.

STATEMENTS OF OPERATIONS

	For the six months ended		For the three months ended		For the year ended
	June 30, (unaudited)		June 30, (unaudited)		December 31,
	2003	2002	2003	2002	2002	2001

NET REVENUE	$4,839,849	$4,070,664	$2,381,979	$2,352,479	$8,807,979	$7,451,647

COST OF NET REVENUE (Note 8)	3,764,365	3,167,290	1,922,821	1,740,627	6,938,639	5,724,688

Gross profit	1,075,484	903,374	459,158	611,852	1,869,340	1,726,959

GENERAL AND ADMINISTRATIVE
EXPENSES (Notes 8, 10 and 11)	892,207	782,941	464,167	394,097	1,565,832	1,464,919

Income (loss) from operations	183,277	120,433	(5,009)	217,755	303,508	262,040

OTHER INCOME (EXPENSE)
Investment income	1,948	2,013	1,151	1,023	3,582	11,293
Gain (loss) on sale of marketable securities	92	-	92	-	(2,109)	32
Gain on sale of assets	14,874	-	6,374	-	15,252	14,772
Interest expense	(35,863)	(48,911)	(17,369)	(24,800)	(89,630)	(98,234)

	(18,949)	(46,898)	(9,752)	(23,777)	(72,905)	(72,137)
Income (loss) before provision for
income taxes	164,328	73,535	(14,761)	193,978	230,603	189,903

PROVISION FOR INCOME TAXES	150,323	11,504	79,164	5,752	23,007	8,010

Net income (loss)	$14,005	$62,031	$(93,925)	$188,226	$207,596	$181,893

The Notes to Financial Statements are an integral part of these statements.

SOUTHERN MARYLAND CABLE, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total

Balances, December 31, 2000	50	$250	$2,743	$1,100,423	$(599)	$1,102,817

Distributions		-	-	(27,343)	-	(27,343)

Comprehensive income
Net income		-	-	181,893	-	181,893
Other comprehensive income:
Unrealized loss on
available for sale investments		-	-	-	(681)	(681)

Total comprehensive income						181,212

Balances, December 31, 2001	50	250	2,743	1,254,973	(1,280)	1,256,686

Distributions		-	-	(23,005)	-	(23,005)

Comprehensive income
Net income		-	-	207,596	-	207,596
Other comprehensive income:
Unrealized gain on
available for sale investments		-	-	-	51	51

Total comprehensive income						207,647

Balances, December 31, 2002	50	250	2,743	1,439,564	(1,229)	1,441,328

Distributions		-	-	(87,000)	-	(87,000)

Comprehensive income (unaudited)
Net income		-	-	14,005	-	14,005
Other comprehensive income:
Unrealized gain on
available for sale investments		-	-	-	1,204	1,204

Total comprehensive income						15,209

Balances, June 30, 2003 (unaudited)	50	$250	$2,743	$1,366,569	$(25)	$1,369,537

The Notes to Financial Statements are an integral part of these statements.

SOUTHERN MARYLAND CABLE, INC.

STATEMENTS OF CASH FLOWS

	For the six months ended		For the three months ended		For the year ended
	June 30, (unaudited)		June 30, (unaudited)		December 31,
	2003	2002	2003	2002	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$14,005	$62,031	$(93,925)	$188,226	$207,596	$181,893
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Depreciation and amortization	246,804	246,274	122,414	123,137	494,614	478,438
Gain on sale of equipment	(14,874)	-	(6,374)	-	(15,252)	(14,772)
Loss (gain) on sale of investments	(92)	-	(92)	-	2,109	(32)
Changes in operating assets and liabilities:
Decrease (increase) in trade accounts receivable	(103,672)	35,680	477,037	(261,907)	(206,580)	(109,115)
Decrease (increase) in cost and estimated earnings
in excess of billings on contracts in progress	406,093	(270,428)	126,483	(253,812)	(454,197)	4,805
Decrease (increase) in refundable income taxes	(195)	(8,252)	-	-	3,134	(3,134)
Decrease (increase) in prepaid expenses	25,287	(8,284)	(33,706)	(44,757)	(19,869)	8,612
Decrease (increase) in other current assets	(17,087)	(390)	(17,214)	5,113	3,510	(3,751)
Decrease (increase) in security deposits	(1,000)	-	(1,000)	-	17	812
Increase (decrease) in accounts payable	57,412	238,748	(204,926)	279,260	392,433	(14,996)
Increase (decrease) in accrued expenses	(235)	3,732	11,603	10,718	54,017	20,368
Increase (decrease) in accrued pension obligation	-	-	-	-	(34,733)	2,653
Increase (decrease) in excess of costs and
estimated earnings on uncompleted contracts	(98,869)	45,128	(74,988)	(39,749)	122,030	3,567
Increase (decrease) in payroll taxes payable	3,633	(1,583)	(5,153)	(15,335)	(2,618)	(6,444)
Increase (decrease) in income taxes payable	145,518	11,504	79,164	5,752	4,805	(17,190)
Increase (decrease) in other current liabilities	(975)	1,816	(314)	1,551	975	(840)

Net cash provided by (used in) operating activities	661,753	355,976	379,009	(1,803)	551,991	530,874

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(109,476)	(33,325)	(109,476)	(12,648)	(116,178)	-
Purchase of marketable securities	(10,399)	(454)	(10,332)	(229)	(5,853)	(11,111)
Proceeds from sale of property and equipment	8,500	-	-	-	24,356	27,363
Proceeds from sale of marketable securities	10,032	-	10,032	-	4,984	10,300

Net cash (used in) provided by investing activities	(101,343)	(33,779)	(109,776)	(12,877)	(92,691)	26,552

The Notes to Financial Statements are an integral part of these statements
8

SOUTHERN MARYLAND CABLE, INC.

STATEMENTS OF CASH FLOWS (Continued)

	For the six months ended		For the three months ended		For the year ended
	June 30, (unaudited)		June 30, (unaudited)		December 31,
	2003	2002	2003	2002	2002	2001
CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments by (advances to) affiliates	54,589	17,062	440	-	(53,569)	(17,062)
Net repayments by (advances to) shareholders	-	(135,913)	-	(135,157)	57,641	(57,641)
Net borrowings from (repayments to) affiliates	-	44,379	-	28,608	-	(17,816)
Net advances (repayments) on short			-	-
term bank borrowings	(150,000)	(75,000)	(75,000)	130,000	(55,000)	205,000
Distributions to shareholders	(87,000)	-	-	-	(23,005)	(27,343)
Principal payments on long-term debt	(219,946)	(198,824)	(113,342)	(105,664)	(411,254)	(616,749)

Net cash used in financing activities	(402,357)	(348,296)	(187,902)	(82,213)	(485,187)	(531,611)

Net increase (decrease) in cash	158,053	(26,099)	81,331	(96,893)	(25,887)	25,815

Cash, beginning of period	428	26,315	77,150	97,109	26,315	500

Cash, end of period	$158,481	$216	$158,481	$216	$428	$26,315

SUPPLEMENT CASH FLOW INFORMATION

Cash paid for interest	$35,750	$48,179	$17,256	$24,068	$90,000	$98,860

Cash paid for income taxes	$5,000	$8,252	$-	$-	$14,696	$37,091

NON-CASH INVESTING AND FINANCING ACTIVITIES

Financing for purchases of property and equipment	$87,246	$185,457	$966	$31,001	$246,457	$641,259

NOTES TO FINANCIAL STATEMENTS

Note 1.         Summary of Significant Accounting Policies

Southern Maryland Cable, Inc. (the Company), located in Tracy's Landing, Maryland, is in the utility construction and communications infrastructure installation business with operations throughout Maryland, Delaware, Virginia, and Washington, DC.  The Company's work is performed under unit-price and fixed price contracts.  The lengths of the unit-price contracts vary but are typically two and three years in length.  Fixed price contracts are normally completed within one operating cycle.

On July 17, 2003, the Company merged with and became a wholly-owned subsidiary of Puroflow Incorporated.

Significant accounting policies not disclosed elsewhere in the financial statements are as follows:

Revenue and Cost Recognition

Unit-Price Contracts:

Revenues on unit-price contracts are recognized when the related service is provided to the customer.

Fixed Price Contracts:

The Company recognizes revenues from construction contracts on the percentage-of-completion method, measured by the percentage of direct cost incurred to date to estimated total direct cost for each contract.  That method is used because management considers total direct cost to be the best available measure of progress on the contracts.  Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimate used will change within the near term.

Direct contract costs includes all direct material, labor and subcontractor costs and those indirect costs related to contract performance, such as equipment, supplies and tools where a reasonable allocation of such costs to the contracts can be made.  Selling and general and administrative costs are charged to expenses as incurred.  Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined.  Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed.  The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Note 1.            Summary of Significant Accounting Policies (continued)

Depreciation

Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally from three to seven years for equipment and ten to forty years for buildings and leasehold improvements.

Income Taxes

During 1999, the Company changed its status from a tax paying "C" corporation to an "S" corporation whereby income taxes on the Company's net earnings are paid personally by the stockholders.  As a result, a provision for income taxes at the corporate level is not required. However, the Company is liable for payment of federal and state income taxes on certain built-in gains on appreciated assets as they are recovered and settled during the ten year period ending December 31, 2009 following the "S" corporation election.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash or cash equivalents.

Advertising

The Company's policy is to expense advertising costs as these costs are incurred.  The amount charged to expense for the years ended December 31, 2002 and 2001 was $5,155 and $3,462, respectively.

Impairment of Long-Lived Assets

The Company tests for impairment of long-lived assets when events and circumstances warrant such a review.

Note 2.            Marketable Securities

The Company owns various equity securities.  At December 31, 2002, these securities were classified as available-for-sale securities and are reported at fair value, with the unrealized gains and losses included in comprehensive income.  At December 31, 2002 and 2001, these securities had a fair value of $14,979 and $16,168, respectively, a cost of $16,208 and $17,448, respectively, and an unrealized loss of $1,229 and $1,280, respectively.

Note 3.            Accounts Receivable

Accounts receivable consist of:

	2002	2001
Billed
Service contracts	$542,073	$796,054
Completed contracts	111,158	224,608
Contracts in progress	605,273	33,334
Miscellaneous	24,258	1,940
Retainage	7,619	-
	1,290,381	1,055,936
Unbilled	24,239	52,104
	$1,314,620	$1,108,040

The Company considers all contracts receivable at December 31, 2002 and 2001 to be fully collectible.  Accordingly, no allowance for doubtful accounts is required.

Note 4.            Uncompleted Contracts

Costs, estimated earnings, and billings on uncompleted contracts are summarized as follows:

	2002	2001

Costs incurred on uncompleted contracts	$1,638,374	$82,946
Estimated earnings	327,416	3,532
	1,965,790	86,478
Billings to date	(1,607,042)	(59,897)
	$358,748	$26,581

Included in the accompanying balance sheets under the following captions:

	2002	2001

Costs and estimated earnings in excess
of billings on uncompleted contracts	$484,345	$30,148

Billings in excess of costs and estimated
earnings on uncompleted contracts	(125,597)	(3,567)

	$358,748	$26,581

Note 5.            Due from Shareholders

The amounts due from shareholders are non-interest bearing and due on demand.  The total amount due from shareholders at December 31, 2001 was $57,641 which was repaid during 2002.

Note 6.            Note Payable - Line of Credit

During the year ended December 31, 2002 and 2001, the Company had available a $400,000 working capital line of credit.  Draws against the line are at the Bank's prime rate plus .5%.  This rate at December 31, 2002 was 4.75%.  The amounts outstanding on the line at December 31, 2002 and 2001 were $150,000 and $205,000, respectively.

The Company also has available a $900,000 equipment line of credit.  Draws against this line are at the Bank's cost plus 1.75% at the time of the draw.  This rate was 6.00% at December 31, 2002.  The draws are amortized over various years and are therefore classified as long-term debt (see Note 7).  Available borrowings against the equipment line are $385,928 at December 31, 2002.

Note 7.            Long-Term Debt

Long-term debt consists of the following:

	2002	2001
Notes to a bank at rates ranging from 5.70% to 8.25%, payable in monthly installments of $29,418, due from December 2003 through December 2007, collateralized by all equipment, vehicles, and receivables.	$780,190	$989,444

Note to a bank at rate of 7.50%, payable in monthly installments of $484, due November 2003, collateralized by vehicles.	5,125	9,911

Notes to financing companies at rates ranging from 0% to 8.40%, payable in monthly installments of $11,988, due from April 2002 through April 2007, collateralized by financed vehicles and equipment.	331,088	281,845

	1,116,403	1,281,200
Less current portion	430,915	374,224

	$685,488	$906,976

Principal maturities are as follows:

For the year ending December 31,	2003	$430,915
	2004	383,549
	2005	194,378
	2006	92,074
	2007	15,487

		$1,116,403

Note 7.            Long-Term Debt, Continued

Interest expense on all indebtedness aggregated $89,630 and $98,234 for the years ending December 31, 2002 and 2001, respectively.

The fair value of the Company's long-term debt was estimated by discounting the future cash flows using the current rates for similar types of borrowing arrangements.  The fair value of the Company's long-term debt was approximately $1,100,000 and $1,300,000 at December 31, 2002 and 2001, respectively.

The Company's loan agreements covering the majority of its long-term debt contain certain restrictions and covenants.  Under these restrictions, the Company is required to maintain certain financial ratios, as defined in the agreement.  At December 31, 2002 and 2001, the Company was in compliance with its debt covenants.

Note 8.            Commitments and Contingencies

The company is contingently liable under guarantees that are issued in the normal course of business and with respect to litigation and claims that arise from time to time.  While the final outcome with respect to litigation and claims pending at December 31, 2002 cannot be predicted with certainty, in the opinion of management, any liability which may arise from such contingencies would not have a material adverse effect on the financial statements of the Company.

The Company rents its yard, shop and office facilities in Tracy's Landing, Maryland from its stockholders.  The Company is obligated under a lease commitment with its stockholders for these facilities committing the Company through December 31, 2005 at a monthly rate of $6,000 plus real estate taxes, with renewal options for five-five year periods, at amounts subject to negotiation.  The Company has additional satellite yards throughout Maryland that are rented on a month-to-month basis.

The Company also leases various equipment under non-cancelable operating leases that expire in 2005.  Rent and lease payments for the year ended December 31, 2002 totaled $101,052 and $107,726 for the year ended December 31, 2001.

Minimum lease payments for the periods following December 31, 2002 are as follows:

For the year ending December 31,	2003	$77,216
	2004	77,216
	2005	75,912

Note 9.            Backlog

The Company has various long-term contracts with its clients where it maintains the position of primary contractor.  The revenue potential of these contracts is expected to continue at its current level.  The outlook is that additional work crews will be needed or, minimally, maintained at current levels in all of the Company's product lines.

Note 10.          Related Party Transactions

The Company paid management fees to an entity related through common ownership in the amount of $670,000 and $629,405 for the years ended December 31, 2002 and 2001, respectively.  Included on the balance sheet at December 31, 2002 and 2001 is $70,631 and $17,062, respectively, of advances to the related entity.

Note 11.          Discretionary 401(k) Pension and Profit Sharing Plan

During 1994, the Company adopted a 401(k) pension and profit sharing retirement plan covering all full time employees who have reached the age of 21 years old with one year of service.  Employees may contribute up to 15% of their wages to the plan and the Company matches the employees' contribution at a rate of 10%.  The Company may also make discretionary contributions to eligible employees under the profit sharing plan.   Costs and expenses related to the plan were $13,259 and $48,767 for the years ended December 31, 2002 and 2001, respectively.  Included in accrued expenses at December 31, 2002 and 2001 is $-0- and $34,733, respectively, for the Company's profit sharing contributions to the plan.

Note 12.          Major Customers

Net contract revenues for the year ended December 31, 2002 included revenues from three customers representing 39%, 25% and 22% of the Company's total net contract revenues.  Included in accounts receivable at December 31, 2002 are $300,169, $657,284 and $241,905 of amounts due from these customers.  For the year ended December 31, 2001 revenues from two customers comprised 60% and 25% of the Company's total net contract revenues.  Included in accounts receivable at December 31, 2001 are $404,151 and $388,807 of amounts due from these customers.

Note 13.          Unaudited Interim Financial Information

The interim financial data as of June 30, 2003 and for the three and six months ended June 30, 2003 and 2002 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of interim financial position and results of operations.  Results for interim periods are not necessarily indicative of results for the entire year.

(b)        Pro Forma Financial Information:

Unaudited condensed pro forma combined statements of operations for the fiscal year ended January 31, 2003 and for the six months ended July 31, 2003.  The Company's unaudited condensed consolidated balance as of July 31, 2003 included on Form 10-QSB filed on September 12, 2003 reflects the financial position of SMC as of July 31, 2003, consequently a pro forma balance sheet is not presented herein.

The accompanying unaudited condensed pro forma combined statements of operations present the results of operations of PFLW and SMC as if the acquisition of SMC had occurred as of February 1, 2002. The pro forma information reflects the total consideration paid. (See Item 2. for details.) SMC reports its results of operations using a calendar year end. In preparing the pro forma information, the Company utilized SMC's December 31, 2002 and June 30, 2003 results of operations in the unaudited condensed pro forma combined statements of operations for the year ended January 31, 2003 and the six months ended July 31, 2003. No material events occurred subsequent to SMC's December 31, 2002 and June 30, 2003 financial reporting periods which would require adjustment to the the Company's unaudited condensed pro forma combined statements of operations.  The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.

Unaudited Condensed Pro Forma Combined Statement of Operations For the Year Ended January 31, 2003

		SMC
PFLW as		Acquisition as	Pro Forma	Consolidated
Reported(A)		Reported	Adjustments	Pro Forma

Net Sales	$6,834,000	$8,808,000		$15,642,000
Cost of
Goods Sold	4,500,000	6,939,000		11,439,000

Gross Profit	2,334,000	1,869,000		4,203,000

Selling General
And			(320,000) (1)
Administrative	1,939,000	1,566,000	400,000 (2)	3,585,000

Operating
Income	395,000	303,000	(80,000)	618,000

Interest Expense	(26,000)	(90,000)	---------	(116,000)

Other Income	57,000	17,000	---------	74,000

Write-down of Excess
and Obsolete
Inventory	(250,000)	---------	---------	(250,000)

Income from Cont-
inuing Operations
Before Tax	176,000	230,000	(80,000)	326,000

Provision for Income
Taxes	31,000	23,000	(32,000)(3)	22,000

Net Income from
Continuing
Operations	145,000	207,000	(48,000)	304,000

Recovery of Excess
Accrual for Disposal
Of Segment	172,000	---------	---------	172,000

Net Income	$317,000	$207,000	$(48,000)	$476,000

Earnings Per Share(4):
Basic - Continuing
Operations	$.29			$.17

Basic - Discontinued
Operations	$.35			$.10

Total	$.64			$.27

Diluted - Continuing
Operations	$.29			$.17

Diluted - Discontinued
Operations	$.35			$.10

Total	$.64			$.27

___________________________

Notes to unaudited condensed pro forma combined statement of operations

(1)	To adjust for the post closing revision of contractual executive compensation program.
(2)	To adjust for the seven year depreciation of the purchase accounting valuation of $2,662,000 for customer relationships and the amortization of the purchase accounting valuation adjustment of $120,000 allocated to fixed assets.

(3)	To reflect the tax impact, assuming an effective tax rate of 40%, arising from the change in pretax income from net pro forma adjustments.
(4)	The number of shares outstanding were increased to 1,798,000 to reflect the impact of the Company's private placement consummated on April 29, 2003, a portion of whose proceeds were used to acquire SMC.

( A) Reported on Form 10-KSB filed on March 20, 2003.

Unaudited Condensed Pro Forma Combined Statement of Operations For the Six Months Ended July 31, 2003 SMC

PFLW as		Acquisition as	Pro Forma	Consolidated
Reported(B)		Reported	Adjustments	Pro Forma

Net Sales	$4,166,000	$4,840,000	($ 563,000)(9)	$8,443,000
Cost of
Goods Sold	2,979,000	3,764,000	(464,000)(9)	6,279,000

Gross Profit	1,187,000	1,076,000	(99,000)	2,164,000

Selling General			(71,000) (9)
And			(215,000) (5)
Administrative	1,359,000	892,000	200,000 (6)	2,165,000

Operating
Income (Loss)	(172,000)	184,000	(13,000)	(1,000)

Interest Expense	(12,000)	(36,000)	---------	(48,000)

Other Income	27, 000	16,000	---------	43,000

Pretax (Loss)
Income	(157,000)	164,000	(13,000)	(6,000)

Provision for Income
Taxes	245,000	150,000	(5,000)(7)	390,000

Net (Loss) Income $	(402,000)	$14,000	$(8,000)	$(396,000)

Earnings Per Share(8):
Basic and Diluted	$.(34)			$.(22)

______________________
Notes to unaudited condensed pro forma combined statement of operations

(5)	To adjust for the post closing revision of contractual executive compensation program.
(6)	To adjust for the seven year depreciation of the purchase accounting valuation of $2,662,000 for customer relationships and the amortization of the purchase accounting valuation adjustment of $120,000 allocated to fixed assets.

(7)	To reflect the tax impact, assuming an effective tax rate of 40%, arising from the increase in pretax income from net pro forma adjustments.
(8)	The number of shares outstanding were increased to 1,798,000 to reflect the impact of the Company's private placement consummated on April 29,2003, a portion of whose proceeds were used to acquire SMC.

(9)	Eliminate the results of SMC from Puroflow for the period after acquisition (July 17-July 31, 2003)

(B) Reported on Form 10-QSB filed on September 12, 2003

(c)           Exhibits:

10.01   Agreement and plan of merger dated July 17, 2003 by and between Southern Maryland Cable, Inc., Puroflow Incorporated and PFLW SMC Acquisition Corp. incorporated by reference herein to Exhibit 10.01 to the Company's Current Report on Form 8-K dated July 17, 2003 filed on July 29, 2003.

23.01    Consent of Sturn Wagner Lombardo & Company, LLC, Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2003	PUROFLOW INCORPORATED BY /s/ Rainer H. Bosselmann Rainer H. Bosselmann Chairman of the Board and Chief Executive Officer